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                                                                      EXHIBIT 11

                         ELECTRO SCIENTIFIC INDUSTRIES, INC.
                                   AND SUBSIDIARIES

                          CALCULATION OF EARNINGS PER SHARE
                   (thousands of dollars except per share amounts)


                                                    NUMBER OF SHARES
                                                    -----------------
                                                   YEARS ENDED MAY 31,
                                                   -------------------

                                             1996          1995         1994
                                             -----         ----         -----
Weighted average number of shares of
common stock outstanding                   8,605,782    7,510,191    6,332,833

Common stock equivalents:
  Application of the treasury stock method
  to the stock option plan                         -            -       81,110
                                           ---------    ---------    ---------

Weighted average number of shares used
in net income per share                    8,605,782    7,510,191    6,413,943
                                           ---------    ---------    ---------
                                           ---------    ---------    ---------

Net income                                 $  16,082    $  11,517    $   7,874
                                           ---------    ---------    ---------
                                           ---------    ---------    ---------

Net income per share (primary and fully
diluted) (1):                              $    1.87    $    1.53    $    1.23
                                           ---------    ---------    ---------
                                           ---------    ---------    ---------


(1) No additional shares related to outstanding options are included in the primary and fully diluted calculation for the years ended May 31, 1996 and 1995, as the differences were not significant.


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